FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2007

VoIP, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-28985	75-2785941
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 So. Wymore Rd., Suite 3000 Altamonte Springs, Suite 32714
(Address of principal execute offices, including zip code)

(407) 389-3232
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2007, VoIP, Inc. (the “Company”) and Robert Staats (the “Executive”) executed an amendment (the “Amendment”) to the Employment Agreement executed on May 17, 2006 between VoIP, Inc. and the Executive. The terms of the Amendment include the following provisions:

1.	Award the Executive 2,000,000 shares of the Company’s common stock, par value $0.001, with piggyback registration rights;
2.	Award a performance bonus of $7,500 per quarter, effective October 1, 2006; and
3.	Monthly vehicle allowance of $750.

In addition, on April 6, 2007, the Company’s board of directors approved increasing the Executive’s base salary to $16,667 per month, effective April 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2007	VoIP, INC. (Registrant)

	By:	/s/ Anthony Cataldo
Anthony Cataldo
Chief Executive Officer